Exhibit 99.1

Orbital Energy Group Reports Fourth Quarter and Full Year 2020 Financial Results

Fourth Quarter and Full Year Revenues Increased 99% and 63.5%
Year over Year, Respectively

HOUSTON, March 30, 2021 -- Orbital Energy Group, Inc. (Nasdaq: OEG) (“Orbital Energy” or the “Company”) today reported unaudited financial results for the three and twelve months ended December 31, 2020.

Financial and Operating Highlights:

●

Reported total revenues of $11.3 million for the fourth quarter of 2020 and $38.4 million for the full year 2020, compared to $5.7 million and $23.5 million for the fourth quarter and full year 2019, respectively;

●

Gross profit was $3.1 million for the fourth quarter of 2020 and $7.1 million for the full year 2020, compared to $1.5 million for the fourth quarter of 2019 and $5.8 million for the full year 2019, the improvement attributable to increased revenues; this improvement is expected to continue throughout 2021;

●	Gross margin was 27.7% for the fourth quarter of 2020 and 18.5% for the full year 2020, compared to 26.0% and 24.7% for the fourth quarter and full year 2019, respectively;

●

Operating loss was $8.2 million for the fourth quarter of 2020 and $28.8 million for the full year 2020, compared to $4.9 million and $16.0 million for the fourth quarter and full year 2019, respectively, mainly due to higher SG&A expenses associated with Orbital Solar and Orbital Power Services;

●	Held Cash and cash equivalents of $3.0 million and Restricted cash of $1.5 million as of December 31, 2020;

●	Total backlog was $40.4 million compared to $9.6 million at December 31, 2019, reflecting backlog growth at both Orbital Solar and Orbital Power Services;

●

Signed Master Services Agreement with a midwestern investor-owned utility, expected to generate significant recurring monthly revenues and increase the T&D division's revenues by approximately 30% on an annualized basis;

●

Subsequent to year end, launched new subsidiary, Eclipse Foundation Group, a drilled shaft foundation construction company that specializes in providing services to the electric transmission and substation, industrial, communication towers and disaster restoration market sectors, with expertise in water, marsh and rock terrains;

●	During January 2021, the Company raised $45 million in equity capital, before costs and fees, to accelerate growth both organically and through strategic acquisitions;

●

The Orbital Solar Services subsidiary was named the engineering, procurement, and construction ("EPC") company "of choice" for the newly-formed Black Sunrise Half Century Fund, which over the next three years expects to build over 1 gigawatt of solar power with a beginning investment of $725 million.

Commentary

“During 2020, we continued to successfully execute on our strategy to transform Orbital Energy Group into a diversified energy infrastructure services provider,” said Jim O'Neil, vice chairman and CEO of Orbital Energy Group. “This includes the formation of our Orbital Power, Orbital Solar and Eclipse Foundation Services businesses, as well as expanding our gas products and integration services into renewable gas opportunities. Despite last year’s COVID related challenges, we made progress in advancing our infrastructure strategy in 2020 and believe we are now well positioned for robust, long-term growth throughout our various business segments.”

Mr. O’Neil added, “Our electric power transmission and distribution, utility scale solar, and foundation services are well positioned to take advantage of positive multi-year industry trends.  Aging electric power infrastructure, the shift from fossil fuel to renewable generation, and advancing grid technologies are all factors supporting OEG’s growth opportunities.”

Conference Call

Management will host a conference call today, March 30, 2021 at 8:30 AM ET to discuss these results as well as recent corporate developments. After management's opening remarks, there will be a question-and-answer period. To access the call, please dial (888) 734-0328 or (678) 894-3054 and provide conference ID 5593249. A live webcast of the conference call and accompanying slide presentation can be accessed via the Investor Relations/Events & Presentations section of the Orbital Energy website (www.orbitalenergygroup.com).

For those unable to attend the live call, a telephonic replay will be available until April 15, 2021. To access the replay of the call dial (855) 859-2056 or (404) 537-3406 and provide conference ID 5593249. An archived copy of the webcast and slide presentation will also be available via the link provided above.

About Orbital Energy Group

Orbital Energy Group, Inc. (Nasdaq: OEG) is creating a diversified full-service electrical, telecommunications, and renewable infrastructure services platform through the acquisition and development of innovative companies. Orbital Energy's group of businesses includes: Orbital Gas Systems, Inc., Orbital Power Services, Eclipse Foundation Group and Orbital Solar Services. Orbital Gas Systems is a 30-year leader in innovative gas solutions, serving the energy, power and processing markets through the design, installation and commissioning of industrial gas sampling, measurement and delivery systems. Orbital Power Services provides engineering, construction, maintenance and emergency response solutions to the power, utilities and midstream markets. Eclipse Foundation Group is a drilled shaft foundation construction company that specializes in providing services to the electric transmission and substation, industrial, communication towers and disaster restoration market sectors, with expertise in water, marsh and rock terrains. Orbital Solar Services provides engineering, procurement and construction ("EPC") expertise in the renewable energy industry and established relationships with solar developers and panel manufacturers in the utility scale solar market. As a publicly traded company, Orbital Energy Group is dedicated to maximizing shareholder value. But most important, our commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors and global community.

For more information please visit: www.orbitalenergygroup.com

Important Cautions Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.

Investor Relations:
KCSA Strategic Communications
David Hanover
T: 212-896-1220
orbital@kcsa.com

Orbital Energy Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(In thousands, except share and per share amounts)	2020	2019
Assets:
Current Assets:
Cash and cash equivalents	$3,046	$23,351
Restricted cash - current	452	—
Trade accounts receivable, net of allowance	8,487	5,295
Inventories	1,123	1,631
Contract assets	7,860	2,309
Note receivable, current portion	44	—
Prepaid expenses and other current assets	3,786	2,215
Assets held for sale, current portion	—	6,893
Total current assets	24,798	41,694
Property and equipment, less accumulated depreciation	6,395	4,454
Investment	1,063	4,865
Right of use assets - Operating leases	7,054	5,524
Goodwill	7,006	—
Other intangible assets, net	13,697	4,298
Restricted cash	1,026	—
Note receivable	3,602	3,253
Deposits and other assets	1,404	70
Total assets	$66,045	$64,158

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$9,913	$2,904
Notes payable, current	12,246	473
Line of credit	441	—
Operating lease obligations - current portion	1,784	821
Accrued expenses	5,882	5,159
Contract liabilities	6,810	1,668
Liabilities held for sale, current portion	—	4,970
Total current liabilities	37,076	15,995

Notes payable, less current portion	5,056	—
Operating lease obligations, less current portion	5,211	4,852
Contingent consideration	720	—
Other long-term liabilities	835	194
Total liabilities	48,898	21,041

Commitments and contingencies

Stockholders' Equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized; no shares issued at December 31, 2020 or December 31, 2019	—	—
Common stock, par value $0.001; 325,000,000 shares authorized; 31,029,642 shares issued and 30,676,579 shares outstanding at December 31, 2020 and 28,736,436 shares issued and 28,383,373 shares outstanding at December 31, 2019	31	29
Additional paid-in capital	171,616	170,106
Treasury stock at cost; 353,063 shares held at December 31, 2020 and December 31, 2019	(413)	(413)
Accumulated deficit	(149,681)	(122,234)
Accumulated other comprehensive loss	(4,406)	(4,371)
Total stockholders' equity	17,147	43,117
Total liabilities and stockholders' equity	$66,045	$64,158

Orbital Energy Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months		For the Year
(in thousands, except share and per share amounts)	Ended December 31,		Ended December 31,
	2020	2019	2020	2019

Revenues	$11,336	$5,700	$38,414	$23,492

Cost of revenues	8,194	4,217	31,315	17,680

Gross profit	3,142	1,483	7,099	5,812

Operating expenses:
Selling, general and administrative expense	8,237	5,972	29,395	20,063
Depreciation and amortization	1,464	389	4,749	1,544
Research and development	(6)	16	45	139
Provision for bad debt	1,616	21	1,639	131
Other operating (income) expense	1	(7)	24	(20)

Total operating expenses	11,312	6,391	35,852	21,857

Loss from operations	(8,170)	(4,908)	(28,753)	(16,045)

Other income	897	1,132	959	567
Interest expense	(834)	(26)	(1,303)	(61)

Loss from continuing operations before income taxes and equity in net loss of affiliate	(8,107)	(3,802)	(29,097)	(15,539)
Net loss of affiliate	—	(333)	(4,806)	(1,043)
Loss from continuing operations before taxes	(8,107)	(4,135)	(33,903)	(16,582)

Income tax benefit	(335)	(1,191)	(3,546)	(2,956)

Loss from continuing operations, net of income taxes	(7,772)	(2,944)	(30,357)	(13,626)

Discontinued operations
Income from operations of discontinued power and electromechanical businesses	141	6,673	3,653	12,908
Income tax expense (benefit)	(92)	(722)	743	411
Income from discontinued operations, net of income taxes	233	7,395	2,910	12,497

Net Income (loss)	$(7,539)	$4,451	$(27,447)	$(1,129)

Basic and diluted weighted average common shares outstanding	30,464,207	28,706,671	29,937,863	28,654,500

Loss from continuing operations per common share - basic and diluted	$(0.26)	$(0.10)	$(1.02)	$(0.48)

Income from discontinued operations - basic and diluted	$0.01	$0.26	$0.10	$0.44

Loss per common share - basic and diluted	$(0.25)	$0.16	$(0.92)	$(0.04)

Orbital Energy Group, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(27,447)	$(1,129)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	820	724
Amortization of intangibles	4,421	1,637
Amortization of debt discount	75	—
Amortization of note receivable discount	(288)	(70)
Stock issued and stock to be issued for compensation, royalties and services	280	215
Non-cash loss on equity method investment in affiliate	4,806	1,043
Non-cash fair value gain on equity method investment purchase	—	(629)
Non-cash royalties, net (see Note 2 - Investment and Note Receivable)	—	5
Provision for bad debt	1,639	136
Deferred income taxes	(1,006)	(2,574)
Non-cash unrealized foreign currency gain	(310)	(422)
Impairment of goodwill and other intangible assets	—	278
Inventory reserve	(424)	79
Loss on disposal of assets	39	31
Gain on sale of businesses	(14)	(14,100)

(Increase) decrease in operating assets:
Trade accounts receivable	3,675	1,510
Inventories	3,766	(119)
Contract assets	(2,250)	(512)
Prepaid expenses and other current assets	1,614	121
Right of use assets - Operating leases	(1,151)	1,825
Deposits and other assets	(1,197)	31
Increase (decrease) in operating liabilities:
Accounts payable	(3,521)	1,708
Operating lease liabilities	929	(1,755)
Accrued expenses	(1,208)	2,189
Refund liabilities	—	(1,339)
Contract liabilities	1,720	(401)
NET CASH USED IN OPERATING ACTIVITIES	(15,032)	(11,518)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition, net of cash received	(2,981)	—
Purchases of property and equipment	(1,696)	(321)
Cash paid for working capital adjustment on Power group disposition	(2,804)	—
Sale of discontinued operations, net of cash	(227)	35,396
Proceeds from sale of restricted investment	—	400
Proceeds from sale of property and equipment	605	21
Purchase of other intangible assets	(11)	(353)
Purchase of convertible note receivable	(260)	—
Purchase of investment	(532)	(2,068)
Proceeds from Notes receivable	—	313
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(7,906)	33,388

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from overdraft facility	—	6,842
Payments on overdraft facility	—	(8,208)
Proceeds from line of credit	100	27,483
Payments on line of credit	(109)	(28,462)
Payments on financing lease obligations	(4)	(4)
Cash payments for repurchases of common stock	—	(413)
Proceeds from notes payable	8,145	—
Payments on notes payable	(4,131)	(303)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	4,001	(3,065)

Effect of exchange rate changes on cash	110	44
Net (decrease) increase in cash, cash equivalents and restricted cash	(18,827)	18,849
Cash, cash equivalents and restricted cash at beginning of year	23,351	4,502
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	$4,524	$23,351

Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are non-GAAP financial measures and are reconciled in the table below. These non-GAAP financial measures do not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) should not be construed as a substitute for net loss or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with United States generally accepted accounting principles ("GAAP"). EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) exclude components that are significant in understanding and assessing the company's results of operations and cash flows. In addition, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are not terms defined by GAAP and as a result our measure of EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) might not be comparable to similarly titled measures used by other companies. However, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are used by management to evaluate, assess and benchmark the company's operational results and the company believes EBITDA, Adjusted EBITDA, and Adjusted Net Income (loss) are relevant and useful information which are often reported and widely used by analysts, investors and other interested parties in the Company's industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance, to provide an additional measure of performance and liquidity and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditure and working capital requirements. Adjusted Net Income (loss) eliminates the amortization expenses associated with intangible assets acquired with Orbital Gas Systems Limited, CUI-Canada and Reach Construction as well as non-cash expenses associated with impairments, Gains on sale of businesses, non-cash gains and losses related to the Company's equity method investment in VPS and stock and stock options for compensation, royalties and services during the period.

(in thousands)	For the Three Months Ended		For the Nine Months Ended
(Unaudited)	December 31		December 31
	2020	2019	2020	2019
EBITDA:
Net income (loss)	$(7,539)	$4,451	$(27,447)	$(1,129)
Plus Interest expense	834	29	1,303	338
Plus: (Benefit) provision for taxes	(427)	(1,913)	(2,803)	(2,545)
Plus: Depreciation and amortization	1,625	390	5,241	2,361
EBITDA	$(5,507)	$2,957	$(23,706)	$(975)

Adjusted EBITDA:
Less: Gain on disposal of discontinued operation	—	(10,469)	(14)	(14,100)
Plus: Bad debt	1,616	46	1,639	136
Plus: Impairment of goodwill and intangible assets	—	278	—	278
Plus: Stock and stock to be issued for compensation, royalties and services	268	60	280	215
Plus: Pretax gain on assets contributed as part of the purchase of VPS	—	—	—	(629)
Plus: Net loss of affiliate	—	333	4,806	1,043
Adjusted EBITDA	$(3,623)	$(6,795)	$(16,995)	$(14,032)

Adjusted net income (loss):

Net loss	$(7,539)	$4,451	$(27,447)	$(1,129)
Less: Gain on disposal of discontinued operation	—	(10,469)	(14)	(14,100)
Plus: Impairment of goodwill and intangible assets	—	278	—	278
Plus: Amortization expense of Orbital, CUI-Canada and Reach Construction acquisition intangibles	1,321	243	4,193	1,126
Plus: Stock and stock to be issued for compensation, royalties and services	268	60	280	215
Plus: Pretax gain on assets contributed as part of the purchase of VPS	—	—	—	(629)
Plus: Net loss of affiliate	—	333	4,806	1,043
Adjusted net loss	$(5,950)	$(5,104)	$(18,182)	$(13,196)